UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 15, 2011

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 15, 2011, the Compensation Committee (the “Committee”) of iGATE Corporation (“iGATE”) granted a performance-based restricted stock award to Mr. Jason Trussell, Regional Manager and Vice President for iGATE - Canada. This award will vest only if iGATE meets specified adjusted EBITDA targets during any trailing twelve-month period during the performance period, which begins on January 1, 2011 and ends on December 31, 2015.

A target number of 12,000 performance-based restricted shares were granted to Mr. Trussell. The target number of shares will vest if iGATE achieves an adjusted EBITDA of $400 million (“Target EBITDA”) during the performance period. No shares will vest if iGATE fails to achieve Target EBITDA at any time within the performance period. A maximum of two times the target number of shares will vest if iGATE achieves an adjusted EBITDA of $500 million at any time within the performance period.

On June 15, 2011, the Committee also granted 3,000 shares of restricted stock to Mr. Trussell. Twenty-five percent of this restricted stock award will vest on June 15, 2014, 25% will vest on June 15, 2015 and the remaining 50% will vest on June 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Senior Vice President - Legal & Corporate Secretary

June 17, 2011